UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On August 17, 2007, the Board of Directors of The Nasdaq Stock Market LLC ("Nasdaq") issued its decision to give Maxim Integrated Products, Inc. ("Maxim") until September 25, 2007 to file its past due periodic reports with the Securities and Exchange Commission (the "Commission") and regain compliance with Nasdaq's listing requirements contained in Nasdaq Marketplace Rule 4310(c)(14). In the event Maxim does not file its past due periodic reports with the Commission by September 25, 2007, Nasdaq's Board informed Maxim that its common stock will be suspended from trading at the opening of business on September 27, 2007, and Nasdaq will file a Form 25 with the Commission to effect the delisting of Maxim's common stock from Nasdaq.

Maxim is committed to regaining compliance with all Nasdaq listing requirements as soon as possible. However, Maxim will not be able to file its past due periodic reports with the Commission by September 25, 2007. Maxim is exploring alternatives that may be available to it to prevent the suspension from trading of its common stock on Nasdaq on September 27, 2007 as well as the delisting of its common stock from Nasdaq, including seeking relief from Nasdaq's Board of Directors and the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Tunc Doluca Tunc Doluca President and Chief Executive Officer

Date: August 23, 2007